Exhibit 99.1

Verso Corporation Names Randy J. Nebel as President and CEO

MIAMISBURG, Ohio, Jan. 28, 2021 /PRNewswire/ -- Verso Corporation (NYSE: VRS) today announced the appointment of Randy J. Nebel as President and Chief Executive Officer. Mr. Nebel has served as interim President and Chief Executive Officer since October 2020 and has been a member of Verso's Board of Directors since November 2019.

"We are pleased that Randy has accepted our offer to transition from the interim role to a permanent position," said Chairman of the Board Sean Erwin. "His more than 40 years of knowledge in the paper and packaging industry, combined with his breadth of executive leadership experience, make him the right choice for this role."

"Since becoming interim President and CEO in October, I have had the privilege of working with Verso's talented and dedicated team, spending time in our mills, meeting with customers and creating a dialogue with our investors," said Nebel. "I am optimistic about the opportunities ahead and look forward to continuing to work closely with our team and Board to execute company strategic goals and initiatives that achieve results and create long-term value for all of our stakeholders."

Mr. Nebel previously served as Executive Vice President of Integrated Packaging at KapStone Paper and Packaging Corporation and prior to that was President of Longview Fibre Paper and Packing, Inc. He was also a past member of the Board of Directors of the National Association of Manufacturers and the American & Forest Paper Association.

About Verso Corporation
Verso Corporation is the turn-to company for those looking to successfully navigate the complexities of paper sourcing and performance. A leading North American producer of graphic and specialty papers, packaging and pulp, Verso provides insightful solutions that help drive improved customer efficiency, productivity, brand awareness and business results. Verso's long-standing reputation for quality and reliability is directly tied to our vision to be a company with passion that is respected and trusted by all. Verso's passion is rooted in ethical business practices that demand safe workplaces for our employees and sustainable wood sourcing for our products. This passion, combined with our flexible manufacturing capabilities and an unmatched commitment to product performance, delivery and service, make Verso a preferred choice among commercial printers, paper merchants and brokers, converters, publishers and other end users. For more information, visit us online at versoco.com.

Forward-Looking Statements
In this press release, all statements that are not purely historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may be identified by the words "believe," "expect," "anticipate," "project," "plan," "estimate," "intend," "potential" and other similar expressions. They include, for example, statements relating to our ability to build a stronger and more flexible operating model and to create long-term value for our stakeholders. Forward-looking statements are based on currently available business, economic, financial, and other information and reflect management's current beliefs, expectations, and views with respect to future developments and their potential effects on Verso. Actual results could vary materially depending on risks and uncertainties that may affect Verso and its business. Verso's actual actions and results may differ materially from what is expressed or implied by these statements due to a variety of factors, including: our ability to attract and integrate a new President and Chief Executive Officer; uncertainties regarding the duration and severity of the COVID-19 pandemic and measures intended to reduce its spread; the long-term structural decline and general softening of demand facing the paper industry; adverse developments in general business and economic conditions; developments in alternative media, which are expected to adversely affect the demand for some of Verso's key products, and the effectiveness of Verso's responses to these developments; intense competition in the paper manufacturing industry; Verso's ability to compete with respect to certain specialty paper products for a period of two years after the closing of the Pixelle Sale; Verso's business being less diversified following the sale of two mills after the closing of the Pixelle Sale; Verso's dependence on a small number of customers for a significant portion of its business; Verso's limited ability to control the pricing of its products or pass through increases in its costs to its customers; changes in the costs of raw materials and purchased energy; negative publicity, even if unjustified; any failure to comply with environmental or other laws or regulations, even if inadvertent; legal proceedings or disputes; any labor disputes; and the potential risks and uncertainties described under the caption "Risk Factors" in Verso's Form 10-K for the fiscal year ended December 31, 2019, Verso's Quarterly Report on Form 10-Q for the three months ended March 31, 2020, and from time to time in Verso's other filings with the Securities and Exchange Commission. Verso assumes no obligation to update any forward-looking statement made in this press release to reflect subsequent events or circumstances or actual outcomes.

CONTACT: Investor Contact: investor.relations@versoco.com, 937-528-3220; Media Contact: Shawn Hall, Director, Communications, 937-528-3700, shawn.hall@versoco.com